EXHIBIT 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 related to the Bedford Bancshares, Inc. 1994 Stock Option Plan of our report dated October 23, 2002, relating to the consolidated financial statements of Bedford Bancshares, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2002.


                                                   /s/ BDO Seidman, LLP
                                                   -----------------------------
                                                   BDO Seidman, LLP


Richmond, Virginia
December 19, 2002